                                                                   EXHIBIT 10.17


                                                        Pennsy Drive Warehouse I
                                                        75th Avenue Headquarters
                                                          75th Avenue Wooded Lot
                                                            Bridgeview Warehouse
                                                               Ontario Warehouse




              PURCHASE AGREEMENT [WAREHOUSE PARTNERSHIP INTERESTS]


         THIS PURCHASE AGREEMENT [WAREHOUSE PARTNERSHIP INTERESTS] (the "Agreement") is made this 6th day of October, 1995, by and between RONALD S. HAFT, personally ("Seller"), and DART GROUP CORPORATION ("Purchaser").


                              W I T N E S S E T H:


         WHEREAS, Seller is the owner of the interests set forth on Exhibit A-2 (the "Undisputed Interests") in the Partnerships set forth on Exhibit A-1;

         WHEREAS, each Partnership is the owner of the "Property" ascribed to it on Exhibit B;

         WHEREAS, Purchaser desires to buy (or, with respect to certain Interim Interests and Properties as more fully set forth below, obtain an option to buy) and Seller is willing to sell the Undisputed Interests, the Undisputed Economic Interests (all as hereinafter defined) and/or the Properties on the terms and conditions hereinafter set forth, it being the intent of the parties that Seller is to convey good and marketable title to the Undisputed Interests and the Economic Interests appurtenant thereto (the "Undisputed Economic Interests");

         NOW, THEREFORE, in consideration of the foregoing, One Dollar ($1.00), the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:


         1.      CONVEYANCE OF PROPERTIES.

                 1.1 At any time following the entry of a Final Order (hereinafter defined) by the U.S. Bankruptcy Court for the District of Maryland, Southern Division (the "Bankruptcy Court") as more fully set forth in
Section 6.5 below confirming the Plan of Reorganization (hereinafter defined) for the "75th Avenue Headquarters" (as defined on Exhibit B-2) or at any time following the occurrence of any event which makes Bankruptcy Court approval unnecessary, Purchaser may elect to have Seller cause Seventy-Fifth Avenue Associates Limited Partnership to convey fee title to the 75th Avenue Headquarters to 75th Avenue Headquarters, L.L.C., a Delaware limited liability company ("Headquarters Newco"). Seller shall promptly cause such conveyance to occur if Purchaser so elects. The organizational documents of Headquarters Newco are attached hereto as Exhibit C. Said conveyance shall be a capital contribution by said Partnership to Headquarters Newco. Unless the need for approval is superseded by the Plan of Reorganization and Final Order, said conveyance shall be subject to the approval of the holder of the Underlying Loan Documents applicable to the 75th Avenue Headquarters (as set forth on Exhibit G attached hereto). For purposes of this Agreement, "Final Order" means an order by the Bankruptcy Court as to which (a) no appeal has been taken or motion for reconsideration filed within the period allowed for such an appeal or motion, or (b) if an appeal has been taken or reconsideration sought, no stay of such order pending appeal or motion for reconsideration has been obtained, or (c) if a stay of such order has been obtained, such stay has expired or been vacated.

                 1.2 At any time following the entry of a Final Order by the Bankruptcy Court as more fully set forth in Section 6.5 below confirming the Plan of Reorganization for the "Wooded Lot" (as defined on Exhibit B-3) or at any time following the occurrence of any event which makes Bankruptcy Court approval unnecessary, Purchaser may elect to have Seller cause Seventy-Fifth Avenue Associates Limited Partnership to convey fee title to the Wooded Lot to 75th Avenue Wooded Lot, L.L.C., a Delaware limited liability company ("Wooded Lot Newco"). Seller shall promptly cause such conveyance to occur if Purchaser so elects. The organizational documents of Wooded Lot Newco are attached hereto as Exhibit D. Said conveyance shall be a capital contribution by said Partnership to Wooded Lot Newco. Unless the need for approval is superseded by the Plan of Reorganization and Final Order, said conveyance shall be subject to the approval of the holder of the Underlying Loan Documents applicable to the Wooded Lot (as set forth on Exhibit G attached hereto).

                 1.3 At any time following the entry of a Final Order by the Bankruptcy Court as more fully set forth in Section 6.5 below confirming the Plan of Reorganization for the "Bridgeview Warehouse" (as defined on Exhibit B-4) or at any time following the occurrence of any event which makes Bankruptcy Court approval unnecessary, Purchaser may elect to have Seller cause American National Bank and Trust Company of Chicago to convey fee title to the Bridgeview Warehouse to Bridgeview Warehouse, L.L.C., a Delaware limited liability company ("Bridgeview Newco"). Seller shall promptly cause such conveyance to occur if Purchaser so elects. The organizational documents of Bridgeview Newco are attached hereto as Exhibit E. Said conveyance shall be a capital contribution by Trak Chicago Limited Partnership I to Bridgeview Newco. Unless the need for approval is superseded by the Plan of Reorganization and Final Order, said conveyance shall be subject





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
to the approval of the holder of the Underlying Loan Documents applicable to the Bridgeview Warehouse (as set forth on Exhibit G attached hereto).

                 1.4 Immediately following the entry of a Final Order by the Bankruptcy Court as more fully set forth in Section 6.5 below confirming the Plan of Reorganization for the "Ontario Warehouse" (as defined on Exhibit B-5) or immediately upon the occurrence of any event which makes Bankruptcy Court approval unnecessary, Seller shall cause Combined Properties/Ontario Limited Partnership to convey fee title to the Ontario Warehouse to Ontario Warehouse, L.L.C., a Delaware limited liability company ("Ontario Newco"). The organizational documents of Ontario Newco are attached hereto as Exhibit F. Said conveyance shall be a capital contribution by said Partnership to Ontario Newco. Unless the need for approval is superseded by the Plan of Reorganization and Final Order, said conveyance shall be subject to the approval of the holder of the Underlying Loan Documents applicable to the Ontario Warehouse (as set forth on Exhibit G attached hereto).


         2.      LEASE AMENDMENTS.

                 2.1 Upon the entry of a Final Order by the Bankruptcy Court as more fully set forth in Section 6.5 below confirming the Plan of Reorganization for the 75th Avenue Headquarters, but immediately prior to the conveyance of the 75th Avenue Headquarters to Headquarters Newco as provided in
Section 1.1 above, Seller shall cause Seventy-Fifth Avenue Associates Limited Partnership to execute and deliver an amendment to the current lease(s) between Seventy-Fifth Avenue Associates Limited Partnership and Dart Group Corporation as set forth in Exhibit H attached hereto and incorporated herein. Unless the need for such consent is superseded by the Plan of Reorganization and Final Order, said lease amendment shall be subject to the consent of the holder of the applicable Underlying Loan Documents.

                 2.2 Upon the entry of a Final Order by the Bankruptcy Court as more fully set forth in Section 6.5 below confirming the Plan of Reorganization for the 75th Avenue Wooded Lot, but immediately prior to the conveyance of the 75th Avenue Wooded Lot to Wooded Lot Newco as provided in
Section 1.2 above, Seller shall cause Seventy-Fifth Avenue Associates Limited Partnership to execute and deliver an amendment to the current lease(s) between Seventy-Fifth Avenue Associates Limited Partnership and Dart Group Corporation as set forth in Exhibit I attached hereto and incorporated herein. Unless the need for such consent is superseded by the Plan of Reorganization and Final Order, said lease amendment shall be subject to the consent of the holder of the applicable Underlying Loan Documents.

                 2.3 Upon the entry of a Final Order by the Bankruptcy Court as more fully set forth in Section 6.5 below confirming the

Plan of Reorganization for the Bridgeview Warehouse, but immediately prior to the conveyance of the Bridgeview Warehouse to Bridgeview Newco as provided in
Section 1.3 above, Seller shall cause Trak Chicago Limited Partnership I to execute and deliver an amendment to the current lease(s) between Trak Chicago Limited Partnership I and Dart Group Corporation and Trak Auto Corporation as set forth in Exhibit J attached hereto and incorporated herein. Unless the need for such consent is superseded by the Plan of Reorganization and Final Order, said lease amendment shall be subject to the consent of the holder of the applicable Underlying Loan Documents.

                 2.4 Upon the entry of a Final Order by the Bankruptcy Court as more fully set forth in Section 6.5 below confirming the Plan of Reorganization for the Ontario Warehouse, but immediately prior to the conveyance of the Ontario Warehouse to Ontario Newco as provided in Section 1.4 above, Seller shall cause Combined Properties/Ontario Limited Partnership to amend the lease(s) between Combined Properties/Ontario Limited Partnership and Dart Group Corporation and/or Trak Auto Corporation as set forth in Exhibit K. Unless the need for such consent is superseded by the Plan of Reorganization and Final Order, said lease amendment shall be subject to the consent of the holder of the applicable Underlying Loan Documents.

                 2.5 If "Pennsy Warehouse I" (as defined on Exhibit B-1) is ever conveyed to a Newco as set forth in Section 6.2 below, then immediately prior to such conveyance, Seller shall cause 3301 Pennsy Drive Associates Limited Partnership to amend the lease between the 3301 Pennsy Drive Associates Limited Partnership and Dart Group Corporation and/or Trak Auto Corporation as set forth in Exhibit L. Said lease amendment shall be subject to the consent of the holder of the applicable Underlying Loan Documents.

                 2.6 Seller releases and waives, and, to the extent he controls the same, shall cause CP Entities Limited Partnership and any other entity which may own an interest in any Partnership (to the extent Seller controls the same, CP Entities Limited Partnership any other such entity being hereinafter referred to as an "RSH Controlled Entity," it being understood that Herbert H. Haft disputes the existence of the RSH Controlled Entities) to release and waive, any right to consent to any lease amendment under this
Section 2 or under Section 6.2 below, and any claim of breach of fiduciary duty or other claim against Purchaser or a Newco in connection therewith.


         3.      PAYMENT AND PLEDGE OF PROSPECTIVE ECONOMIC BENEFITS.

                 3.1 Seller covenants to deliver to Purchaser all cash flow from operations which Seller may hereafter derive from his Undisputed Interests in the Partnerships (the "Prospective Economic Benefits"), but Seller retains his rights to receive





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
proceeds from capital transactions and the return of his capital accounts (until such time as the applicable Undisputed Economic Interests are assigned under this Agreement). Seller further covenants to deliver to each Partnership a notice in the form attached hereto as Exhibit M notifying each recipient to make payments of the Prospective Economic Benefits directly to Purchaser or its designees from time to time.

                 3.2 In addition, Seller hereby pledges to Purchaser a present security interest in the Prospective Economic Benefits, the Remainder Entity Interests (hereinafter defined), the Undisputed Interests and Undisputed Economic Interests as set forth in the applicable Uniform Commercial Code; such interest is given to secure the performance of Seller's obligations under this Agreement to convey ownership and/or the economic and other benefits of ownership, both before and after Closing(s) hereunder, and to secure the repayment of the $27.4 Million Note, the $37 Million Note and the $11.6 Million Note (each as defined in the Settlement Agreement (as hereinafter defined)), and is therefore coupled with an interest and irrevocable. To further evidence such security interest, Seller shall simultaneously with the execution of this Agreement enter into the Pledge of Undisputed Interests attached as Exhibit N.

                 3.3 As part of the assignment of Prospective Economic Benefits, Seller further covenants that he will not take, or cause any RSH Controlled Entity to take, any action with respect to the Partnerships from and after the date hereof without first obtaining the written approval of Purchaser or its designees; provided further, that Seller will not fail to take any action with respect to the Partnerships that Purchaser may request from and after the date hereof; and, provided further, that Seller shall cause the RSH Controlled Entities to take such action with respect to the Partnerships as Purchaser may request from and after the date hereof. Without limiting the foregoing, to the extent Seller remains a general partner of a Partnership with any control over the management thereof, Seller shall cause that Partnership in accordance with its respective organizational documents to continue to operate its business in the ordinary course, including (without limitation) distributing cash flow and proceeds from capital events to the partners on a regular basis if and when available. The foregoing covenants are coupled with an interest and the rights granted to Purchaser thereunder are irrevocable.

                 3.4 It is intended that the assignment, pledge and security interest created under Sections 3.1 and 3.2 above and the Pledge of Undisputed Interests referenced therein are pledges of general intangibles governed by Section 9-318 of the Uniform Commercial Code, as adopted in any jurisdiction relevant to this Agreement. However, if and to the extent the provisions of Sections 3.1 and 3.2 above or such Pledge of Undisputed Interests would allow any other partner in a Partnership to invoke a right of first offer or first refusal with respect to the Prospective





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
Economic Benefits and such other partner indicates a desire to do so, then, without further action by the parties hereto, the provisions of Sections 3.1 and 3.2 above and such Pledge of Undisputed Interests shall be suspended, and, if necessary, null and void, with respect to that Partnership until such time as such right of first offer or first refusal is inapplicable or waived.


         4.      PURCHASE AND SALE OF REMAINDER INTERESTS.

                 4.1 On the Closing Date(s) or as soon thereafter as all necessary consents of partners have been obtained or made unnecessary by final order of the Bankruptcy Court or any other court having jurisdiction, Seller shall sell, and Purchaser shall purchase, all of the Undisputed Interests in the Partnerships except the Interim Partnership Interests (as hereinafter defined), and all of the economic and other beneficial interests appurtenant thereto. All necessary partners' consents for Seventy-Fifth Avenue Associates Limited Partnership are deemed to have been given by this Agreement. (The Undisputed Interests so acquired, less the Interim Partnership Interests, are hereinafter referred to as the "Remainder Partnership Interests". Seller's economic and other beneficial interests in the Partnerships (the "Economic Interests"), less the Interim Economic Interests (as hereinafter defined), are hereinafter referred to as the "Remainder Economic Interests.")

                 4.2 Notwithstanding Section 4.1 above to the contrary, if and to the extent Section 4.1 or the implementation of its provisions would give rise to a right of first offer or right of first refusal on the part of any third party who desires to exercise that right, then Section 4.1 shall, without further action by the parties, be automatically suspended or null and void with respect to the Remainder Partnership Interests and/or Remainder Economic Interests to which the third party desires to exercise such right. Seller hereby gives his consent to the conveyances set forth in Section 4.1 and waives all rights of first offer or first refusal he may have with respect thereto. To the extent he has the power and authority to do so, Seller hereby causes each Partnership and each RSH Controlled Entity to consent to the conveyances set forth in Section 4.1 and to waive all rights of first offer or first refusal they may have with respect thereto.


         5.      CONSIDERATION.

                 5.1 The consideration payable by Purchaser to each Newco for the admission of Purchaser or its designee to a Newco shall be one percent (1%) of each Property's value (as determined by the current real estate tax assessment). Such consideration shall be paid immediately following the recording of the special warranty deed (for Properties located in Maryland and Illinois),





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
or the warranty deed (for the Ontario Warehouse), as the case may be.

                 5.2 The consideration for (a) the payment and pledge of the Prospective Economic Benefits, and (b) the conveyance to Purchaser of the Interim Partnership Interests (hereinafter defined) and Interim Economic Interests (hereinafter defined) is the settlement of various claims which the parties have against each other with respect to various stock options, employment agreements, real estate transactions and related matters, all as more fully set forth in a separate Settlement Agreement of even or approximate date herewith between Seller and Purchaser (the "Settlement Agreement") and in a Real Estate Master Agreement of even or approximate date herewith among Seller, Purchaser and Cabot Morgan Real Estate Company (the "Real Estate Master Agreement").

                 5.3 Subject to such adjustment as may be provided for elsewhere in this Agreement, the consideration to be paid for the conveyance to Purchaser of the Remainder Partnership Interests and the Remainder Economic Interests is the sum of $18,873,334.00, subject to reduction as set forth in the Real Estate Master Agreement and/or subject to reduction on a dollar-for-dollar basis for any proceeds of capital transactions received by Seller or any RSH Controlled Entity, which shall be allocated as follows for purposes of this Agreement (the "Allocation") and which shall be paid to Seller as provided in Section 10 hereof:


                 3301 Pennsy Drive Associates Limited Partnership (Pennsy Drive Warehouse I): $1,440,000.00 (subject to reduction as set forth above);

                 Seventy-Fifth Avenue Associates Limited Partnership (75th Avenue Headquarters): $10,000,000.00 (subject to reduction as set forth above);

                 Seventy-Fifth Avenue Associates Limited Partnership (Wooded
                 Lot):  $366,667.00 (subject to reduction as set forth above);

                 Trak Chicago Limited Partnership I (the Bridgeview Warehouse):
                 $2,800,000.00 (subject to reduction as set forth above); and

                 Combined Properties/Ontario Limited Partnership (the Ontario Warehouse): $4,266,667.00 (subject to reduction as set forth above).





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
         6.      FUTURE COOPERATION.

                 6.1 Seller, at Purchaser's sole cost and expense, shall reasonably cooperate and, to the extent within Seller's control, shall cause each Partnership and each RSH Controlled Entity to reasonably cooperate, in any examinations, investigations and inquiries and join in any and all applications for licenses, permits and consents with respect to the Properties which Purchaser applies for in its own name, in the name of any Newco, or on behalf of the Properties if and when reasonably requested to do so by Purchaser.

                 6.2 If and when Seller may be legally capable of causing 3301 Pennsy Drive Associates Limited Partnership to convey fee title to Pennsy Warehouse I, Seller shall promptly so inform Purchaser, shall join with Purchaser in creating new limited partnerships or limited liability companies (in Purchaser's sole and absolute discretion) substantially similar in form and substance to the other Newcos created hereunder, and shall cause said Partnership to convey its Property to a Newco as a capital contribution. Said conveyance(s) shall be subject to the approval(s) of the then-holders of any mortgage loan(s) encumbering said Property.

                 6.3 Seller hereby covenants to not cause any of the Partnerships, or to the extent Seller can prevent the same, allow a third party to cause any of the Partnerships, to amend, revise, modify, terminate, extend, refinance or otherwise affect the Underlying Loan Documents relating to the Properties (as more fully set forth on Exhibit G) unless such amendment, revision, modification, termination, extension or refinancing has been approved by the tenant of such Property in accordance with the terms of the applicable lease.

                 6.4 On the date of this Agreement, Combined Properties Incorporated ("CPI") is in bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in proceedings pending in the Bankruptcy Court. Seller shall be solely responsible for ensuring, at his own expense and as promptly as possible, that
(a) CPI shall no longer be subject to any bankruptcy proceedings or the Bankruptcy Court shall have approved or authorized the termination of all management contracts between CPI and the Partnerships or any other party with respect to the Properties to the extent, if any, that such approval or authorization is required, and (b) the approval of the mortgagees have been obtained, if necessary, to the termination of such management contracts, subject to the terms of Section 6.6 below. Seller further agrees to use diligent efforts to do so and to cause CPI to cooperate in Seller's efforts. Until such time as such management contracts with CPI are terminated, (i) Seller shall pay any and all management and other fees payable to CPI in connection with the Property, (ii) Seller shall promptly reimburse Purchaser, Trak Auto Corporation, any Newco and/or any Partnership in which Purchaser or its designee is a general or limited partner for any and all management and other fees they pay to CPI, together with interest as set forth below, and (iii) to the extent any reimbursement is still not paid on the earlier of the Closing Date or the date the Allocation is payable to Seller pursuant to the terms of the Real Estate Master Agreement, the Allocation shall be reduced by (A) any management or other fee paid from and after the date hereof by Purchaser or Trak Auto Corporation to CPI, and/or (B) Purchaser's or Purchaser's designee's pro rata share of any management or other fee paid by any Newco or Partnership to CPI if Purchaser or Purchaser's designee is a member of the Newco or a general or limited partner in such Partnership, in each case together with interest thereon as set forth below. All payments under foregoing clauses (ii) and
(iii) under this Section shall bear interest thereon from the date the underlying payment was made to CPI at the prime rate announced from time to time by Citibank, N.A. (or its successors) plus two percent (2%) per annum. Purchaser acknowledges that it shall cooperate with Seller, at Seller's sole cost and expense, to implement the provisions of this Section 6.4. Seller releases and waives and shall cause each RSH Controlled Entity to release and waive, any right to consent to any contract termination under this Section 6.4 and any claim of breach of fiduciary duty or other claim against Purchaser, any Partnership or a Newco in connection therewith.

                 6.5 On the date of this Agreement each Partnership (except 3301 Pennsy Drive Associates Limited Partnership) is in bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in proceedings pending in the Bankruptcy Court. Seller shall use his best efforts to ensure, at his own expense, that all Bankruptcy Court approvals are obtained for the transactions described herein, including, but not limited to, the conveyance of the Properties and the lease amendments described herein. Seller further agrees to use diligent efforts to do so. The plan of reorganization ("Plan of Reorganization") filed with the Bankruptcy Court for each Partnership or Property shall include, at a minimum: (a) the conveyance of the applicable Property to the applicable Newco; (b) the lease amendments described herein with respect to each Property; and (c) a negation or overriding of those portions of the partnerships agreements of Seventy-Fifth Avenue Associates Limited Partnership, 75th Avenue Tier II Limited Partnership, Trak Chicago Limited Partnership I, and Trak Chicago Tier II Limited Partnership, and any other agreement that may also address the rights of Robert M. Haft and/or Linda
G. Haft to approve or disapprove of any sale, refinancing, joint venturing or other action of any sort with respect to a Property. No Plan of Reorganization shall be filed without the consent of Purchaser, which consent shall not be unreasonably withheld or delayed as long as such proposed plan includes items
(a), (b) and (c) above. Notwithstanding the foregoing, for purposes of Sections 1 and 2 of this Agreement, the Plan of Reorganization for a Property or a Partnership means a plan of reorganization that includes only items (a) and (b) above. Seller shall promptly and diligently take whatever action may be necessary or





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
desirable in order to implement any Final Order of the Bankruptcy Court with respect to any Property/Partnership. Purchaser may waive the foregoing conditions precedent with respect to any Newco, Partnership, Undisputed Interests or Undisputed Economic Interests.

                 6.6 Seller agrees to cooperate with Purchaser, at Seller's own cost and expense, and to cause each RSH Controlled Entity to cooperate with Purchaser, at Seller's own cost and expense, in obtaining the approval of each lender under the Underlying Loan Documents to (a) the aforesaid lease amendments, (b) the payment and pledge of the Prospective Economic Benefits, (c) the conveyance of the Undisputed Interests and the Undisputed Economic Interests, (d) the termination of the management contracts between the Partnerships and CPI, and (e) all other matters contemplated by this Agreement. Notwithstanding the foregoing to the contrary, Purchaser shall be responsible for paying any fees and expenses imposed by any lender in connection with obtaining such approval.

                 6.7 Seller hereby approves and waives any right of first offer or first refusal, and Seller hereby causes the RSH Controlled Entities to approve and waive any right of first offer or first refusal, with respect to any acquisition by Purchaser or its parent, subsidiary or affiliated entities of any of Herbert H. Haft's claimed interests (or any appurtenances thereto) in any of the Partnerships or in any RSH Controlled Entity.

                 6.8 (a) If and when Seller is legally capable of doing so, Seller shall sell, and Purchaser shall purchase, a one percent (1%) interest (the "Interim Partnership Interest") as a general partner in each Partnership such that Purchaser shall be the sole general partner in each such Partnership (except for 3301 Pennsy Drive Associates Limited Partnership, in which Herbert H. Haft may also be a general partner in addition to Purchaser). Each such conveyance shall, however, be postponed, to the extent necessary, until such time as all such consents applicable to that particular conveyance are obtained. Notwithstanding the foregoing sentences, however, Purchaser may, in its sole and absolute discretion, elect to not acquire, or to defer its acquisition of, the Interim Partnership Interests in Seventy-Fifth Avenue Associates Limited Partnership and/or in Trak Chicago Limited Partnership I; Purchaser's election(s) under this sentence may be made at any time and the length of any deferral(s) shall be in Purchaser's sole and absolute discretion. Seller hereby grants his own consent to such conveyances and causes each RSH Controlled Entity to give its consent to such conveyances.

                 6.9 As and when conveyances of the Interim Partnership Interests occur, Seller shall sell, and Purchaser shall purchase, all of the economic and other beneficial interests appurtenant to the Interim Partnership Interests being then conveyed to Purchaser (the "Interim Economic Interests").





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
Purchaser shall thereupon become an assignee with respect to the Interim Economic Interests. If Purchaser has elected to not acquire, or to defer the acquisition of, any Interim Partnership Interest as set forth in Section 6.8 above, then the assignment of the Interim Economic Interest appurtenant thereto shall nevertheless occur as and when the conveyances of the related Interim Partnership Interests would otherwise have occurred. The parties acknowledge that the conveyance of the Interim Economic Interests (and, as set forth elsewhere, the conveyance of the Remainder Economic Interests) may be redundant to the conveyance of the Interim Partnership Interests (and the conveyance of the Remainder Partnership Interests), and somewhat redundant to the payment and pledge of the Prospective Economic Benefits, but agree that they are separate conveyances so that the transfer of the Interim Economic Interests and Remainder Economic Interests shall occur even if the transfer of the Prospective Economic Benefits or the Interim Partnership Interests and the Remainder Partnership Interests do not occur or are not effective for any reason.

                 6.10 Seller and/or Robert M. Haft and/or Linda G. Haft, or an entity owned by one or more of them, is the owner of the approximately three (3) acre tract ("Parcel D") located between the 75th Avenue Headquarters and the Wooded Lot. Parcel D was leased by Dart Drug Stores, Inc. pursuant to that certain Lease Amendment dated December 18, 1984 between Combined Properties Limited Partnership (as agent for the unnamed owner-landlord) and Dart Drug Stores, Inc. (as the tenant). Seller grants Purchaser the option to acquire all of Seller's right, title and interest in and to Parcel D at any time for a purchase price of One Dollar ($1.00) to be paid at the time of conveyance. If Seller owns a fee interest in Parcel D or has the power and authority to cause any entity that owns a fee interest in Parcel D to convey its fee title, Seller shall convey his fee interest, or cause such entity to convey its fee interest, to Purchaser by special warranty deed and otherwise in the manner set forth in this Agreement for conveyances of the Properties. If Seller owns only an interest in an entity that owns fee title to Parcel D and Seller cannot cause that entity to convey fee title, then Seller shall convey his interest to Purchaser by assignment of partnership interests, membership interests or stock, as the case may be, in the manner set forth in this Agreement for the assignment of the Partnership Interests. If Purchaser exercises its option under this Section, closing of the option herein granted shall occur at such time and place as Purchaser shall elect in its reasonable discretion.


         7.      SELLER'S REPRESENTATIONS AND WARRANTIES.

                 Seller represents and warrants the following to Purchaser as of the date hereof, notwithstanding any independent investigation which Purchaser may have conducted (but subject to the last paragraph of this Section):





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
                 7.1 Each Partnership is duly organized, validly existing and in good standing in the jurisdiction of its formation (as shown on Exhibit A-1), and is authorized to do business and in good standing in the jurisdiction in which its Property is located (as shown on Exhibit B). The partnership agreements and certificates of limited partnership, all as amended to the date hereof, are set forth on Exhibit A-3 and true and complete copies thereof have been delivered to Purchaser. Seller is the sole general partner of Seventy-Fifth Avenue Associates Limited Partnership and of Trak Chicago Limited Partnership I.

                 7.2 Except as set forth in the following sentence, each Partnership is the owner of legal and beneficial title to its Property and is lawfully seized of its Property as of the date of this Agreement. Legal title to the Bridgeview Warehouse is owned by American National Bank and Trust Company of Chicago under an unrecorded trust agreement #62787 dated November 8, 1984, and Trak Chicago Limited Partnership I is the sole beneficiary of that trust; Seller has delivered a true, correct and complete copy of said trust agreement to Purchaser. Except for the Underlying Loan Documents and the matters shown on the Schedules B-2 attached to the title insurance commitments listed on Exhibit O, the Properties are free and clear of any and all liens, encumbrances, pledges, security interests or adverse claims of any kind or character, and there are no claims which could result in a lien or encumbrance of any kind thereon.

                 7.3 The Property attributed to it on Exhibit B is the sole asset of each Partnership, no Partnership is qualified to do business in any jurisdiction other than the State in which its Property is located, and no Partnership does business anywhere other than said jurisdiction.

                 7.4 (a) Seller is, directly or indirectly, the owner of legal and beneficial title to the Prospective Economic Benefits, the Undisputed Interests and the Undisputed Economic Interests, is lawfully seized of the Prospective Economic Benefits, the Undisputed Interests and the Undisputed Economic Interests as of the date of this Agreement, and will continue to be so seized with respect to the Undisputed Interests and the Undisputed Economic Interests until each such Interest is conveyed under this Agreement.

                             (b) All of the Prospective Economic Benefits, the
Interim Partnership Interests and Interim Economic Interests are free and clear of all liens, encumbrances, pledges, hypothecations, and other claims and security interests of all types.

                             (c) On the date hereof and on the applicable
Closing Date(s) the Remainder Partnership Interests and the Remainder Economic Interests are and will be free and clear of all liens, encumbrances, pledges, hypothecations and other claims and security interests of all types.

                             (d) Seller has the power and authority to pledge,
convey or cause the conveyance of the Prospective Economic Benefits, the Undisputed Interests and the Undisputed Economic Interests, and fee title to the 75th Avenue Headquarters, the Wooded Lot and the Bridgeview Warehouse.

                 7.5         Except as set forth in the Underlying Loan
Documents: Seller is fully authorized and empowered to execute and deliver this Agreement and all documents to be executed by Seller hereunder; the execution and performance hereunder by Seller and the RSH Controlled Entities will not constitute a breach or default under, or conflict with, any agreement to which Seller or any RSH Controlled Entities are parties or by which any of them are bound, or under any law, regulation, court order or similar constraint applicable to Seller or the RSH Controlled Entities; Seller and each RSH Controlled Entity has complete and unencumbered right and power to consummate the transactions provided for herein without the approval, consent, order or authorization of, or designation, registration or filing with, any person or entity or any governmental or quasi-governmental authority except as set forth elsewhere in this Agreement with respect to bankruptcy; and this Agreement is binding on and enforceable against Seller in accordance with its terms.
Without limiting the foregoing, the transactions contemplated by this Agreement will not result in any claim against Purchaser or its parent, subsidiary or affiliated entities except for any claim which may be filed by Herbert H. Haft; Seller believes any such claim to be without merit and will vigorously defend against any such claim at Seller's own expense and/or cooperate at Seller's own expense with Purchaser in Purchaser's defense of any such claim, subject to any different allocation of expense under that certain Litigation Cooperation Agreement of even or approximate date herewith between Seller and Purchaser.

                 7.6 The Partnerships have no debts or liabilities other than the Underlying Loan Documents, their guaranties of Seller's and Herbert H. Haft's obligations as indemnitors of Gloria, Linda and Robert Haft under that certain Indemnification Agreement dated as of July 31, 1994, and those incurred prior to the date hereof in the ordinary course of business, which latter debts and liabilities shall be paid solely by Seller even if invoiced after the date hereof. Except as noted on Exhibit P, the loans evidenced by the Underlying Loan Documents and all of such other obligations are in good standing and no situation exists or, with the passage of time or the giving of notice (or both) could exist, which would constitute a default thereunder or cause the acceleration thereof. Seller has delivered to Purchaser true, accurate and complete copies of the Underlying Loan Documents and of said Indemnification Agreement.

                 7.7 Except as shown on Exhibit P, there are no defaults (or situations which, with the passage of time or the giving of notice (or both), could constitute defaults), claims, actions, litigation or proceedings, actual, pending or to the best of Seller's knowledge, threatened, and there are no outstanding judgments or rulings, by any organization, entity, person, individual or governmental agency which would affect the Prospective Economic Benefits, the Undisputed Interests, the Undisputed Economic Interests or, to the best of Seller's actual knowledge, the Properties or any part thereof.

                 7.8 Except with respect to the tax returns for calendar year 1994, each Partnership has filed all tax returns and paid all taxes, fees, special assessments or other governmental impositions. No assessment, special assessment or tax shall be permitted to become a lien on the Undisputed Interests, or the Undisputed Economic Interests prior to the applicable conveyances thereof under this Agreement.

                 7.9 Subject to the terms of the leases between the Partnerships and Purchaser and its affiliates, each Partnership has made full payment for the installation or the consumption of all utilities for which the Partnership is required to make payment (or for which Seller or any other RSH Controlled Entity is required to make payment with respect to the Undisputed Interests and Undisputed Economic Interests to be conveyed by it).

                 7.10 To the best of Seller's actual knowledge, each Partnership has complied with all applicable laws, ordinances, regulations, statutes, codes, rules and restrictions relating to its Property and every part thereof, and no permit, agreement, lease, waiver, contract, or certificate of occupancy will be terminated, revoked or forfeited by reason of this Agreement or the consummation of the transactions set forth herein.

                 7.11 Seller and each RSH Controlled Entity (or their respective predecessors-in-interest) has made all capital contributions to the Partnerships required of it and has received all distributions to which it is entitled, and Seller and the RSH Controlled Entities have not made any loan to or otherwise advanced any money to or on behalf of any Partnership.

                 7.12 All leasing commissions for the Properties have been paid.

                 7.13        The Partnerships have no employees.

                 7.14 Except for the Underlying Loan Documents, any leases with Purchaser or its affiliates listed on Exhibit Q attached hereto and incorporated herein, the guaranties set forth in Section 7.6 above, and the management contracts with CPI, there are no leases, contracts or agreements with or binding the Partnerships.

                 7.15 All bills and claims for labor performed and materials furnished to the Partnerships or to CPI for the benefit of the Properties for all periods prior to the date hereof have been paid in full, and there are no mechanics' liens or materialmen's liens, whether or not perfected, on or affecting any portion of the Properties as a result of any labor performed or materials provided to the Partnerships or to CPI. Seller shall provide Purchaser's title insurer with such affidavits and other evidence as it may reasonably require so as to enable Purchaser's title insurer to furnish the Partnerships with title policies without exception for mechanics' or materialmen's liens arising from labor performed or materials furnished to the Partnerships or to CPI.

                 7.16 Seller's United States taxpayer identification number and address are set forth following his signature on this Agreement, Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code (the "Code"), and Seller will execute and deliver and cause each RSH Controlled Entity (if applicable) and/or Partnership to execute and deliver an affidavit to the same effect. In the event any Seller, RSH Controlled Entity (if applicable) or Partnership is a "foreign person" (as defined above) or does not execute and deliver the foregoing affidavit, Purchaser may pay such sums directly from the Allocation and execute such notices, certificates, letters or other instruments in its own behalf or as attorney-in-fact for that Seller, RSH Controlled Entity (if applicable) or Partnership as may be necessary in order to comply with the withholding provisions of Section 1445 of the Code. Under penalty of perjury, Seller certifies that the taxpayer identification number provided for him beneath his signature line is correct for purposes of Section 6045 of the Code.

                 7.17 Except as disclosed in the Complaint filed in the Pennsy Warehouse Lawsuit (as defined in Exhibit P), to the best of Seller's actual knowledge the Partnerships, Seller and each RSH Controlled Entity have never used, processed, released, discharged, generated, stored or disposed of any Hazardous Substance (as hereinafter defined) on, under or about any Property or from any Property to any other location, and no Hazardous Substance has been used, processed, released, discharged, generated, stored or disposed of on any Property by any other person or entity. As used in this Agreement, "Hazardous Substance" shall mean and include all hazardous or toxic substances, wastes or materials, any pollutants or contaminants (including, without limitation, asbestos, PCBs, petroleum products and by-products, and raw materials which include hazardous constituents), or any other similar substances or materials which are included under or regulated by any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination, clean-up or disclosure, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource

Conversation and Recovery Act, the Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, as any of the foregoing has heretofore been or is hereafter amended.

                 7.18 To the best of Seller's actual knowledge, the Properties are not affected by any lease, concession, license, permit, agreement, opinion, statute or regulation of any kind (other than zoning ordinances) which limits the use or development of the Properties.

                 7.19 To the best of Seller's actual knowledge, each Property has full and free access to and from public highways, streets or roads, and there is no pending or threatened governmental or private proceeding which would impair or result in the termination of such access.

                 7.20 To the best of Seller's actual knowledge: neither the whole nor any portion of any Property is currently subject to temporary requisition or use by any governmental authority or has been condemned or taken in any proceeding similar to a condemnation proceeding; there is not now pending any condemnation, requisition or similar proceeding affecting any Property or any portion thereof; and Seller and the RSH Controlled Entities have received no notice and have no actual knowledge that any such proceeding is contemplated.

                 7.21 To the best of Seller's actual knowledge, there is no pending or threatened designation or application for designation with any Federal, local or governmental institution whereby any Property would be declared a historic structure or the area in which any Property is located declared a historic district so as to in any way restrict or impede the right to alter or demolish the Improvements.

                 7.22 To the best of Seller's actual knowledge, the Properties are served by public water, storm sewer and sanitary sewer facilities and by telephone, gas, steam and electric services of public utilities, all provided directly from public ways, in good working order, in quantities adequate to service the Properties, and in compliance with all legal requirements.

                 7.23 To the best of Seller's actual knowledge, each Property's zoning classification permits the current use of that Property. Seller has received no notice of and has no actual knowledge of any contemplated change with respect to the zoning of any Property, the availability of utility service to the Properties, or any other matter which would materially adversely affect any Property.

                 7.24 To the best of Seller's actual knowledge, no portion of the Properties lies within the 100-year flood plain or any area categorized as flood prone by the Federal Emergency Management Agency.

         In the event Purchaser becomes aware of a breach of any warranty or representation of Seller prior to any conveyance under this Agreement and elects to close that conveyance notwithstanding such breach, Purchaser will be deemed to have waived such breach for all purposes with respect to that conveyance. With respect to any alleged breach of Seller's warranties and representations of which Purchaser becomes actually aware only after a conveyance, Purchaser agrees that prior to the exercise of any right or remedy with respect to such alleged breach which has survived that conveyance pursuant to Section 19 of this Agreement, Purchaser will give Seller written notice of such alleged breach and will give Seller a reasonable time in light of the circumstances to cure the condition, circumstance or event which gave rise to such breach, provided Seller will at all times diligently and in good faith attempt to cure such breach or provide adequate protection to Purchaser to protect or indemnify it from all damages and adverse effects of such breach.
If Seller cures the breach or otherwise provides such protection, then such breach will be deemed cured and waived for all purposes. Purchaser acknowledges that its parent, subsidiary or affiliated entities are lessees of the Properties (subject to the Pennsy Warehouse Lawsuit) and that the representations and warranties set forth above with respect to the Properties do not amend or otherwise affect the obligations of said parent, subsidiary or affiliated entities as tenants or the Partnerships as landlords under said leases.


         8.      TITLE.

                 8.1 On the date hereof and again on the Closing Date(s), title to the Undisputed Interests and the Undisputed Economic Interests must be held by Seller and must be conveyed free of liens, encumbrances, pledges, hypothecations and other claims and security interests of any type except as shown on Exhibit O. On the date hereof good and marketable title to the Properties must be held by the Partnerships in the cases of Pennsy Drive Warehouse I, the 75th Avenue Headquarters, the Wooded Lot and the Ontario Warehouse, or in the case of the Bridgeview Warehouse, by American National Bank and Trust Company of Chicago as trustee for Trak Chicago Limited Partnership I, as applicable, and must be free of liens, encumbrances, pledges, hypothecations and other claims and security interests of any type except as shown on Exhibit O. Each Partnership must hold an owner's title insurance policy for its Property or obtain one as a condition to the execution and delivery of this Agreement.

                 8.2 If title is not in the condition described in the preceding Section, Seller shall correct the title defects at his own expense and, to the extent Seller fails to do so, any cost incurred by Purchaser in curing the title defects may be offset against the amount to be paid to that grantor under Section 5.1 and/or against the Allocation for Undisputed Interests/Undisputed Economic Interests hereafter conveyed.

                 8.3 Seller agrees that in all events the distribution of the amount to be paid under Section 5.1 and the Allocation for any Property or Remainder Partnership Interests/Remainder Economic Interests is solely his own responsibility and that Purchaser shall have no liability or obligation with respect thereto, even though Purchaser may be the general partner of the Partnership to which an Allocation is applicable.


         9. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. The obligation of Purchaser to pay the Allocation, acquire the Remainder Interests and Remainder Economic Interests and to perform the other covenants and obligations to be performed by it on the Closing Date(s) shall be subject to the condition that all of the terms and conditions of the Real Estate Master Agreement shall be satisfied and Seller shall be entitled to the payment of the Allocation as more particularly set forth therein, and to the satisfaction of all other conditions set forth in this Agreement (all or any of which may be waived, in whole or in part, by notice from Purchaser to Seller).


         10.     CLOSING DATE.

                 10.1 The closing(s) ("Closing(s)") of the conveyance of the Remainder Partnership Interests and the Remainder Economic Interests shall occur simultaneously with the sale of the last of the five (5) properties owned on or immediately prior to the date hereof by CM/CP Briggs Chaney Joint Venture (Briggs Chaney Plaza in Montgomery County, Maryland), CM/CP Bull Run Joint Venture (Bull Run Plaza in Prince William County, Virginia), CM/CP Greenbriar Office Joint Venture (Greenbriar Corporate Center in Fairfax County, Virginia), CM/CP Greenbriar Retail Joint Venture (Greenbriar Town Center in Fairfax County, Virginia) and CM/CP Greenway Joint Venture (Greenway Shopping Center in Prince George's County, Maryland) (each, a "Cabot Morgan Property"), but not later than the date which is five (5) years after the date of this Agreement; provided, however, in the event the Final Order of the Bankruptcy Court approves a Plan of Reorganization for any Partnership and/or Property that includes the conveyance of the Remainder Partnership Interests and the Remainder Economic Interests, then in such event the Closing shall occur on the effective date of such Plan of Reorganization for such Partnership/Property. The Allocation under this Agreement shall be offset against any net proceeds allocated to Cabot Morgan Real Estate Company (or its successors or assigns) from the sale of the Cabot Morgan Properties to the extent any such sale occurs or to the repayment of the $27.4 Million Note, the $37 Million Note and the $11.6 Million Note or offset against Seller's covenant to pay Purchaser $2 million, all as more particularly set forth in the Settlement Agreement; the foregoing right of offset is coupled with an interest and the rights granted to Seller under this sentence are irrevocable.

                 10.2 (a) Notwithstanding Section 10.1 above to the contrary, if the Cabot Morgan Properties are not sold on or before the date which is five (5) years after the date of this Agreement, then Closing shall nevertheless occur on the date which is five (5) years after the date of this Agreement, subject to the terms and conditions of the Real Estate Master Agreement and to the following subparagraphs of this section.

                             (b)  If all of the Closings (except for any
closing which Purchaser has elected to waive) have not occurred on or before the date which is five (5) years after the date of this Agreement (or such later date to which Purchaser may have deferred a particular Closing) and: (i) the reason for any such failure is that a court of competent jurisdiction has issued a final, non-appealable order declaring either (A) that Herbert H. Haft owns a Remainder Partnership Interest or a Remainder Economic Interest to be conveyed or (B) that Herbert H. Haft is a partner in a particular Partnership and it is indisputable that Herbert H. Haft, as such a partner, can either veto the conveyance envisioned under this Agreement or would have a right of first offer or right of first refusal with respect to that conveyance; and (ii) there are still balances in the Retained Distributions and/or the C-M Escrow Account under the Real Estate Master Agreement sufficient to give Purchaser the value ascribed to the unmarketable Remainder Partnership Interest and/or Remainder Economic Interest (as more fully set forth in the Real Estate Master Agreement); then no Closing shall occur under this Agreement with respect to the unmarketable Remainder Partnership Interest and/or Remainder Economic Interest, this Agreement shall be terminated with respect to said unmarketable Interests only, and Purchaser shall be entitled to the appropriate amount of the Retained Distributions and/or the C-M Escrow Account under the Real Estate Master Agreement.

                             (c)  If all of the Closings (except for any
closing which Purchaser has elected to waive) have not occurred on or before the date which is five (5) years after the date of this Agreement (or such later date to which Purchaser may have deferred a particular Closing) and: (i) the reason for any such failure is that a court of competent jurisdiction has issued a final, non-appealable order declaring either (A) that Herbert H. Haft owns a Remainder Partnership Interest or a Remainder Economic Interest to be conveyed or (B) that Herbert H. Haft is a partner in a particular Partnership and it is indisputable that Herbert H. Haft, as such a partner, can either veto the conveyance envisioned under this Agreement or would have a right of first offer or right of first refusal with respect to that conveyance; and (ii) there is an insufficient balance in the Retained Distributions and/or the C-M Escrow Account under the Real Estate Master Agreement to give Purchaser the value ascribed to the unmarketable Remainder Partnership Interest and/or Remainder Economic Interest (as more fully set forth in the Real Estate Master Agreement); then no Closing shall occur under this Agreement with respect to the unmarketable Remainder Partnership

Interest and/or Remainder Economic Interest and Purchaser shall be entitled to all of its rights and remedies against Seller pursuant to Section 13 below (but subject to Sections 3.4 and 4.2).

                             (d)  If all of the Closings (except for any
closing which Purchaser has elected to waive) have not occurred on or before the date which is five (5) years after the date of this Agreement (or such later date to which Purchaser may have deferred a particular Closing) and the reason for any such failure is anything other than a reason set forth in preceding subsections (b) and (c), then Purchaser shall have the option, in its sole and absolute discretion, to either (i) extend the date of Closing to a date of its choosing or (ii) no Closing shall occur under this Agreement with respect to the unmarketable Remainder Partnership Interest and/or Remainder Economic Interest and Purchaser shall be entitled to all of its rights and remedies against Seller pursuant to Section 13 below.

                 10.3 Notwithstanding Section 10.1 above to the contrary, the Closing Date with respect to particular Remainder Partnership Interests/Remainder Economic Interests may be accelerated as provided in the Real Estate Master Agreement.

                 10.4 Notwithstanding Section 10.1 above to the contrary, if a "Revocation Closing" occurs under the Settlement Agreement, then the Closing Date with respect to all of the Remainder Partnership Interests and all of the Remainder Economic Interests shall occur on the earlier of (a) the date so elected by Seller or (b) the Revocation Maturity Date of the $37 Million Note (as defined therein). If the Closing Date is determined under this Section, then the Allocation under this Agreement shall be offset against Seller's obligations under the $37 Million Note.

                 10.5 All Closings hereunder shall occur at 10:00 A.M., Washington, D.C. time, at the offices of Jones, Day, Reavis & Pogue, 1450 G Street, N.W., Washington, D.C. 20005. Each date on which a Closing occurs with respect to any Remainder Partnership Interests/Remainder Economic Interest shall be the "Closing Date" with respect thereto.

         11.     PRORATIONS OF EXPENSES; COSTS.

                 11.1 Recordation and transfer taxes, if any, for the conveyance of title to Pennsy Warehouse I to 3301 Pennsy Drive Associates Limited Partnership shall be paid by Seller. Seller shall also pay all expenses of clearing title to any Property. Purchaser shall pay all recordation and transfer taxes for conveying any Property to a Newco. All title insurance premiums and other costs for the conveyance of Pennsy Drive Warehouse I to 3301 Pennsy Drive Associates Limited Partnership shall be paid by Seller. All title insurance premiums and other costs for the conveyances of Properties to Newcos shall be paid by the applicable Newcos. All other title insurance premiums and other costs under
Section 8.1 shall be borne by the Partnership that owns the applicable
Property.

                 11.2 Purchaser shall not be obligated to continue the policies or adjust the premiums of any insurance policies on the Properties. However, if such policies are continued by Purchaser after the date hereof or after the Closing Date, as the case may be, the premiums therefore shall be adjusted as of midnight preceding that date.

                 11.3 Seller and Purchaser shall each bear their own costs in connection with the transactions described herein, including, but not limited to the fees and expenses of their respective counsel in connection with this Agreement and any litigation arising therefrom (except as otherwise set forth in Section 20.9 below). Notwithstanding the foregoing, Purchaser agrees to reimburse Seller for costs incurred by Seller in connection with complying with the provisions of Sections 4.1, 6.8, and 6.9 hereof other than attorney's fees and expenses; provided, however, any transfer taxes imposed as a result of the transfers set forth in such Sections shall be paid fifty percent (50%) by Seller and fifty percent (50%) by Purchaser.


         12.     CLOSING.

                 12.1 On the date hereof (or on such later date as the condition precedent set forth in Section 6.5 above is satisfied, waived or irrelevant) or upon the conveyance of a Property to a Newco, as applicable, or on such other date as may be specifically set forth below, Seller shall deliver to Purchaser, in addition to all other documents or material required by the terms of this Agreement, the following:

                             (a)  Opinions of Sutherland, Asbill & Brennan
and/or Latham & Watkins, or other comparable counsel to Seller and the RSH Controlled Entities reasonably acceptable to Purchaser in form and substance as attached hereto as Exhibit R. (Notwithstanding the parenthetical in the first sentence of this Section 12.1, all of the opinion letters required by this subsection are to be delivered to Purchaser simultaneously with the execution of this Agreement.)

                             (b)  Operating agreements for Headquarters Newco,
Wooded Lot Newco, Bridgeview Newco and Ontario Newco.

                             (c)  Deeds conveying the 75th Avenue Headquarters
(if Purchaser exercises its option with respect thereto), the Wooded Lot (if Purchaser exercises its option with respect thereto), the Bridgeview Warehouse (if Purchaser exercises its option with respect thereto) and the Ontario Warehouse to Headquarters Newco, Wooded Lot Newco, Bridgeview

Newco and Ontario Newco, respectively. Said deeds shall be the types referred to in Section 5.1.

                             (d)  A blanket conveyance, bill of sale and
assignment conveying the personal property and intangible property relating to each Property to the applicable Newco.

                             (e)  If Purchaser exercises its option with
respect to the Bridgeview Warehouse, an instruction letter to American National Bank and Trust Company of Chicago concerning the Bridgeview Warehouse in the form attached hereto as Exhibit S.

                             (f)  An assignment by Combined Properties/Ontario
Limited Partnership, a Maryland limited partnership, to Combined Properties/Ontario Limited Partnership, a District of Columbia limited partnership, of all of said Maryland partnership's right, title and interest in and to its lease with Trak Auto Corporation for the Ontario Warehouse. (Notwithstanding the parenthetical in the first sentence of this Section 12.1, the assignment required by this subsection are to be delivered to Purchaser simultaneously with the execution of this Agreement.)

                             (g)  Assignments of leases for the 75th Avenue
Headquarters, the Wooded Lot, the Bridgeview Warehouse and the Ontario Warehouse from Seventy-Fifth Avenue Associates Limited Partnership, Seventy-Fifth Avenue Associates Limited Partnership, Trak Chicago Limited Partnership I and Combined Properties/Ontario Limited Partnership, respectively, to Headquarters Newco, Wooded Lot Newco, Bridgeview Newco and Ontario Newco, respectively, to the extent that the Newcos have acquired the Properties affected by said leases.

                             (h)  The Pledge of Undisputed Interests referenced
in Section 3. (Notwithstanding the parenthetical in the first sentence of this Section 12.1, the Pledge of Undisputed Interests is to be delivered to Purchaser simultaneously with the execution of this Agreement.)

                             (i)  The direct payment notice referenced in
Section 3.1. (Notwithstanding the parenthetical in the first sentence of this Section 12.1, the direct payment notice is to be delivered to Purchaser simultaneously with the execution of this Agreement.)

                             (j)  UCC-1 financing statements evidencing the
encumbrance on the Prospective Economic Benefits, the Undisputed Interests and the Undisputed Economic Interests created by this Agreement and the Pledge of Undisputed Interests referenced in Section 3. (Notwithstanding the parenthetical in the first sentence of this Section 12.1, the financing statements are to be delivered to Purchaser simultaneously with the execution of this Agreement.)

                             (k)  All reports, affidavits and certificates
required by the Code and any other Federal, State or local laws pertaining to this transaction including (without limitation): a non-foreign affidavit under
Section 1445 of the Code; a California Withholding Exemption Certificate (Form
590) or, if Seller is a non-California resident, a certificate issued by the California Franchise Tax Board pursuant to California Revenue and Taxation Code Sections 18805 and 26131 stating either the amount of withholding required from Seller's proceeds or that Seller is exempt from such withholding requirement; and a Preliminary Change of Ownership Report for any Property located in California.

                             (l)  An owner's affidavit (when fee title to a
Property is conveyed to a Newco) in form customarily required by any Newco's title insurer, and such other affidavits as may be necessary or appropriate for Purchaser to obtain non-imputation endorsements to its title insurance policies with respect to matters known to Seller and/or the RSH Controlled Entities, and such settlement statements, forms and other instruments, in recordable form or otherwise, as may be reasonably required by Purchaser, its title insurer or the settlement agent as a condition of acquiring the Properties, the Interim Partnership Interests/Interim Economic Interests or of Closing.

                             (m)  Such documents as may be necessary or
appropriate under the applicable partnership agreements to give each of 75th Avenue Tier II Limited Partnership and Trak Chicago Tier II Limited Partnership no share of profits, losses or other economic benefits or rights arising from said partnerships' interests in Seventy-Fifth Avenue Associates Limited Partnership and Trak Chicago Limited Partnership I, respectively, except to the extent the foregoing would be inconsistent with each such Tier II limited partnership's negative tax basis capital account in said Partnerships. (Notwithstanding the parenthetical in the first sentence of this Section 12.1, the documents to be delivered under this subsection are to be delivered to Purchaser simultaneously with the execution of this Agreement.)

                 12.2 At the Closing(s), Seller shall deliver to Purchaser, in addition to all other documents or material required by the terms of this Agreement, the following:

                             (a)  Opinions of Sutherland, Asbill & Brennan
and/or Latham & Watkins, or other comparable counsel to Seller and the RSH Controlled Entities reasonably acceptable to Purchaser: (i) in form and substance as attached hereto as Exhibit T for the Interim Partnership Interests/Interim Economic Interests; and (ii) in form and substance as attached hereto as Exhibit U for the Remainder Partnership Interests/Remainder Economic Interests.

                             (b)  For all Undisputed Interests and Undisputed
Economic Interests to be conveyed, assignments in the form attached hereto as Exhibits V and W.

                             (c)  For all Undisputed Interests which are
conveyed, such amendments to the agreements of limited partnership of the Partnerships and amendments to each Partnership's certificate of limited partnership in form suitable for filing in the appropriate records, implementing and evidencing the addition and/or substitution of Purchaser for Seller, and the admission of Purchaser as a partner in the Partnership, and granting all consents, approvals or waivers of rights necessary or appropriate to accomplish the same, to the extent Seller has power and authority to do the foregoing.

                             (d)  All reports, affidavits and certificates
required by the Code and any other Federal, State or local laws pertaining to this transaction.

                 12.3 On the date hereof and at the Closing(s), Purchaser shall deliver such instruments, in recordable form or otherwise, as may be reasonably required by Seller, Purchaser's title insurer, or the settlement agent as a condition of conveying the Properties to the Newcos, the Interim Partnership Interests/Interim Economic Interests or of Closing.

                 12.4 Seller shall file any required State unincorporated business franchise (or similar) tax returns and a Federal income tax return for each Partnership for all years through the date the Interim Partnership Interests therein are conveyed to Purchaser and shall also file all tax returns that may be outstanding for any prior year(s). If necessary, Purchaser shall execute any such returns prepared by Seller, but Purchaser shall not be required to make any investigation into the accuracy or truthfulness of such returns. Purchaser shall not be deemed to have made any representation or warranty as to such accuracy or truthfulness, nor have agreed to any liability for any taxes payable in respect to any taxable years ending on or prior to the date thereof.

                 12.5 The parties acknowledge that the consummation of the conveyance of the Remainder Partnership Interests may result in a termination of a Partnership pursuant to Section 708 of the Code, and the closing of the Partnership's taxable year for Federal income tax purposes. Purchaser shall file any required State unincorporated business franchise (or similar) tax returns and a Federal income tax return for each Partnership for all years from and after the conveyance of the Interim Partnership Interest through the Closing Date for that Partnership. If necessary, Seller shall execute any such returns prepared by Purchaser, but Seller shall not be required to make any investigation into the accuracy or truthfulness of such returns. Seller shall not be deemed to have made any representation or warranty as to such accuracy or truthfulness.

         13.     DEFAULT.

                 13.1        If:

                             (a)  Seller shall fail to perform any of the
covenants or agreements to be performed by Seller;

                             (b)  title to any Prospective Economic Benefits,
Undisputed Interests and/or Undisputed Economic Interests is encumbered or otherwise unmarketable for any reason (unless waived or deemed waived by Purchaser as provided elsewhere in this Agreement);

                             (c)  title to the applicable Property is not in
the condition required by this Agreement;

                             (d)  except with respect to any litigation
regarding the enforceability of this Agreement by any party other than Seller, on the Closing Date(s) there is any litigation adversely affecting any Property or the Undisputed Interests;

then in any such event, in addition to any legal or equitable remedies it may have (including specific performance, which the parties agree is an appropriate remedy given the circumstances under which this Agreement is entered into and that Purchaser or its parent or affiliates are the sole tenants of the Properties), Purchaser may require Seller to cure the default or to compensate Purchaser with monetary damages for any loss, cost, damage or expense Purchaser incurs or may incur as a consequence of the default. If Purchaser nevertheless proceeds to Closing with respect to any unmarketable Economic Interests, then a pro rata portion of the Allocation for said Remainder Economic Interests shall be credited against the Allocation otherwise attributable to the unmarketable Economic Interests. Purchaser may not terminate this Agreement. The provisions of this Section are subject to the provisions of Section 10.2 above.

                 13.2 If Purchaser shall default in any obligation hereunder, then, in addition to any legal or equitable remedies Seller may have, including specific performance (which the parties agree is an appropriate remedy given the circumstances under which this Agreement is entered into and that Purchaser or its affiliates are the sole tenants of the Properties), Seller may claim monetary damages for any loss, cost, damage or expense Seller incurs as a consequence of the default. Notwithstanding the foregoing, however, Seller may not terminate this Agreement.


         14.     [INTENTIONALLY OMITTED]


         15. BROKERS. Seller and Purchaser each represent and warrant to the other that no agent or broker has acted on its behalf in connection with this Agreement or the transactions contemplated herein (including, in the case of Seller, CPI). Each party to this Agreement shall defend, indemnify and hold harmless the other party and the Partnerships against claims of any agents or brokers alleging to have acted on behalf of the indemnifying party. The foregoing indemnity by Seller applies to any claim made by CPI against any party hereto or against any Partnership, whether CPI claims to have been engaged by Seller, an RSH Controlled Entity, a Newco or a Partnership.


         16. INDEMNIFICATIONS BY SELLER. Seller shall defend, indemnify and hold Purchaser and each of the Partnerships harmless from and against any and all claims, demands, actions, suits, proceedings, judgments, liabilities, settlement amounts, damages, losses, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with the following:

                 (a) the Indemnification Agreement and guaranties thereof referenced in Section 7.6; and

                 (b)         the distribution of the amount to be paid under
Section 5.1 and the Allocation; and

                 (c) the tax returns described in Section 12.4 above (or the failure to file returns) or the execution thereof by Purchaser; and

                 (d) (i) any representation and warranty made by Seller in Section 7 not being materially true on the date hereof; and (ii) any default or alleged default (whether or not any notice or cure period with respect thereto has expired) arising or accruing prior to the applicable Closing Date
(A) by any Partnership, (B) by Seller on behalf of any RSH Controlled Entity, or (C) by Seller in his capacity as a partner, shareholder, member, director, officer, employee or other principal or agent of any Partnership or any RSH Controlled Entity; and

                 (e) any tax liability incurred by Robert M. Haft and/or Linda G. Haft arising from their capacities as partners in 75th Avenue Tier II Limited Partnership and/or Trak Chicago Tier II Limited Partnership as a result of any transaction, event or act contemplated by this Agreement, including (without limitation) the contributions of the 75th Avenue Headquarters, the Wooded Lot and the Bridgeview Warehouse to Newcos, and/or Purchaser or its parent, affiliate or sister entities guarantying or otherwise agreeing to be liable for any debt now or hereafter owed by Seventy-Fifth Avenue Associates Limited Partnership and/or Trak Chicago Limited Partnership I or their Newco successors.

         The foregoing indemnifications are in addition to Purchaser's remedies set forth in Section 13.1 above for default by Seller, if Seller does not cure the default and a transfer occurs. The foregoing indemnifications shall be implemented as set forth in the Settlement Agreement.


         17. INDEMNIFICATIONS BY PURCHASER. Purchaser shall defend, indemnify and hold Seller harmless from and against any claims, demands, actions, suits, proceedings, judgments, liabilities, settlement amounts, damages, losses, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with the following:

                 (a)         any claim that the lease amendments described in
Section 2 above are a breach of Seller's fiduciary duty to the Partnerships;
and

                 (b) the tax returns described in Section 12.5 above (or the failure to file returns) or the execution thereof by Seller and the RSH Controlled Entities; and

                 (c) any liability arising or accruing in connection with (i) Purchaser's ownership of a Undisputed Interest if such liability arises or accrues after the date said Undisputed Interest is conveyed to Purchaser under this Agreement or (ii) Purchaser's management of Headquarters Newco, Wooded Lot Newco or Bridgeview Newco. Notwithstanding the foregoing, however, this Section does not apply to any otherwise indemnified matter that Seller may incur from a claim by Robert M. Haft and/or Linda G. Haft (or their successors or assigns) arising from their capacities as partners in 75th Avenue Tier II Limited Partnership and/or Trak Chicago Tier II Limited Partnership and related to any tax liability triggered by any sale, contribution, joint venture or other act undertaken by said partnerships or by the Partnerships in which they are partners or with respect to the Properties they own, unless the following conditions are met: (i) the applicable Property has been transferred to a Newco and the Plan of Reorganization as approved by the Bankruptcy Court does not include item (c) from Section 6.5, or Purchaser has been substituted for Seller as the general partner in Seventy-Fifth Avenue Associates Limited Partnership and/or Trak Chicago Limited Partnership I, as applicable, by an assignment of the Interim Partnership Interests under this Agreement; and (ii) Purchaser, as manager of the Newco or as such general partner as set forth in the preceding clause breaches the partnership agreement of 75th Avenue Tier II Limited Partnership and/or Trak Chicago Tier II Limited Partnership; and (iii) that breach gives rise to the aforesaid tax liability. In addition, the foregoing indemnities under this subparagraph do not apply to any transaction, event or act contemplated by this Agreement, including (without limitation) those enumerated in Section 16(e) above.

         The foregoing indemnifications are in addition to Seller's remedies set forth in Section 13.2 for Purchaser's default. The foregoing indemnifications shall be implemented as set forth in the Settlement Agreement.


         18. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties relating to the transfer of the Properties, the Prospective Economic Benefits, the Interim Interests, the Remainder Interests and the lease amendments for the Properties. All Exhibits attached to this Agreement are part of this Agreement and incorporated by this reference for all purposes. However, this Agreement is entered into simultaneously with certain agreements (including, without limitation, the Settlement Agreement, the Real Estate Master Agreement, the Disputed Partnership Interest Purchase Agreement [Warehouses] dated of even or approximate date herewith between Seller and Purchaser, and the Purchase Agreement [Pennsy Drive Warehouses] dated of even or approximate date herewith between Seller and Purchaser relating to certain other warehouse properties) as part of an integrated resolution of various real estate-related issues; this Agreement and said other agreement(s) are different elements of the same contractual transaction, although divided for the convenience of the parties into separate documents. Any material breach by Seller of the terms of this Agreement, after taking into account the Warehouse Reserve under the Real Estate Master Agreement, shall be a material breach of all other agreements entered into in connection with this transaction, including (without limitation) the Settlement Agreement and the Real Estate Master Agreement, and vice versa. With respect to the Properties, the Prospective Economic Benefits, the Interim Interests, the Remainder Interests and the lease amendments for the Properties, all prior negotiations between the parties are merged in this Agreement and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement or any other agreement referred to herein shall be valid unless in writing and signed by the party against whom it is sought to be enforced. In the event of any conflict between the terms of the Settlement Agreement and the Real Estate Master Agreement (on the one hand) and the terms of this Agreement (on the other hand), the terms of the Settlement Agreement and Real Estate Master Agreement shall control.


         19. SURVIVAL. The covenants, agreements and indemnities set forth in, or made pursuant to, this Agreement shall survive the date hereof, each Closing, and the filing or recording of any documents indefinitely, except that: (a) any representation and warranty by Seller with respect to an Undisputed Interest or an Undisputed Economic Interest or the Property to which they relate shall only survive for two (2) years after the actual conveyance of that particular Interest or Property hereunder; and (b) all other representations and warranties by either party shall only survive the date hereof for a period of two (2) years.


         20.     MISCELLANEOUS.

                 20.1 This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the respective successors of the parties hereto. This Agreement shall not be assigned by either party. Purchaser shall have the right to designate any parent, subsidiary or affiliated person or entity to acquire any Interest or to be a member of a Newco under this Agreement, and title to the applicable Undisputed Interest, Undisputed Economic Interest or Property shall be issued in the name of any such designee(s). Any such designee shall be a beneficiary of all of Seller's representations, warranties, covenants and other agreements in this Agreement.

                 20.2 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to the following addresses and addressees (or to such other addresses as notice may be given of from time to time):

                 If to Purchaser:          Dart Group Corporation
                                           3300 75th Avenue
                                           Landover, Maryland 20785
                                           Attn:  President
                                                   and
                                           Attn:  General Counsel

                 with copies to:           Kenneth J. Ayres, Esq.
                                                  and
                                           Steven A. Teitelbaum, Esq.
                                           Jones, Day, Reavis & Pogue
                                           1450 G Street, N.W.
                                           Washington, D.C.  20005

                 If to Seller:             Mr. Ronald S. Haft
                                           c/o Combined Properties
                                                 Incorporated
                                           1899 L Street, N.W.
                                           Ninth Floor
                                           Washington, D.C.  20036

                 with a copy to:           Arne Sorensen, Esq.
                                           Latham & Watkins
                                           1001 Pennsylvania Avenue, N.W.
                                           Washington, D.C.  20004

Notices shall be deemed to have been given at the time of receipt (refusal to accept delivery, or inability to make delivery because of an incorrect or outdated address provided by the intended recipient, shall constitute receipt).

                 20.3 This Agreement shall be construed in accordance with the internal laws of the State of Maryland, without regard to conflicts of laws. The parties acknowledge that Maryland law is chosen, even with respect to those Partnerships and Properties which are not in Maryland, because Maryland has the most contacts with the transactions contemplated herein.

                 20.4 If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision herein shall remain in full force and effect. The parties expressly acknowledge and agree that this Agreement has been entered into with respect to the Partnerships and Properties solely for the convenience of the parties and not in order to create any additional rights in any person other than the parties hereto. The terms and conditions of this Agreement with respect to each Partnership and Property shall be interpreted separately such that if any provision of this Agreement with respect to any Partnership and/or Property is ever held to be invalid or unenforceable, the provisions of this Agreement with respect to the remaining Partnerships and/or Properties shall be unaffected by such invalidity or unenforceability.

                 20.5 The captions of this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any term hereof.

                 20.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                 20.7 Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include the other gender where appropriate.

                 20.8 If the final date of any period provided for herein for the performance of an obligation or for the taking of any action falls on a Saturday, Sunday or banking holiday, then the time of such period shall be deemed extended to the next day which is not a Saturday, Sunday or banking holiday.

                 20.9 In the event that a legal action is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to collect its costs of court, including reasonable attorneys fees.

                 IN WITNESS WHEREOF, the parties have duly executed and sealed this Agreement as of the day and year first above written.


                                                 PURCHASER:
                                                 ---------
ATTEST:                                          DART GROUP CORPORATION
------


                                                 By:     /s/ Robert A. Marmon
--------------------------                               ------------------------------
[Corporate Seal]                                         Name:
                                                         Title:



WITNESS:                                         SELLER:
-------                                          ------


                                                 /s/ Ronald S. Haft          (Seal)
--------------------------                       ----------------------------
                                                 RONALD S. HAFT, personally
                                                 Taxpayer identification number:
                                                 ###-##-####
                                                 Address (for purposes of Section 7.16
                                                 only, not for notice purposes):
                                                 2435 California Street, N.W.
                                                 Washington, D.C.  20008


The undersigned, being a wholly-owned subsidiary of Dart Group Corporation, hereby guaranties the performance of Dart Group Corporation under the foregoing Purchase Agreement [Warehouse Partnership Interests].


ATTEST:                                          CABOT MORGAN REAL ESTATE COMPANY


                                                 By: /s/ Robert A. Marmon
--------------------------                           ----------------------------
[Corporate Seal]                                     Name:
                                                     Title: